Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Annual Report of KB Home (the “Company”) on Form 10-K for the period ended November 30, 2002 as filed with the Securities and Exchange Commission on February 28, 2003 (the “Report”), I, Domenico Cecere, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated February 27, 2003	/s/ DOMENICO CECERE Domenico Cecere Senior Vice President and Chief Financial Officer (Principal Financial Officer)